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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report: October 26, 1999

                          BURNS INTERNATIONAL SERVICES
                                   CORPORATION

             (Exact name of registrant as specified in its charter)

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          Delaware                  1-5529                      13-3408028
(State of other jurisdiction      (Commission                  (IRS Employer
     of incorporation)             File no.)                Identification No.)


 200 South Michigan Avenue
     Chicago, Illinois                                             60604
  (Address of principal                                         (Zip Code)
    executive offices)


       Registrant's telephone number, including area code: (312) 322-8500




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           (Former name or former address, if changed since report.)




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   Item 5.  Other Events.

      On October 26, 1999, the board of directors of Burns International Services Corporation approved a stockholder rights plan.

      Rights will be distributed as a dividend at the rate of one right for each share of common stock, par value $0.01 per share ("Voting Common Stock"), and Series I Non-Voting Common Stock, par value $0.01 per share (together with the Voting Common Stock, the "Common Stock") held by stockholders of record at the close of business on November 8, 1999. Each right will entitle the holder to purchase, upon the occurrence of certain events, one unit of a share of preferred stock for $55.00.

      The rights generally will be exercisable only if a person or group acquires beneficial ownership of 15 percent or more of Burns International Services Corporation's Common Stock or commences a tender or exchange offer that, upon consummation, would result in a person or group owning 15 percent or more of Burns International Services Corporation's Common Stock.

      Under certain circumstances, the rights are redeemable at a price of $0.01 per right. The rights will expire on November 8, 2009.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BURNS INTERNATIONAL SERVICES CORPORATION



                                    By: /s/ Robert E. T. Lackey
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                                        Name:  Robert E. T. Lackey
                                        Title: Vice President and Secretary


November 1, 1999